                                                                     EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                        TITAN RESOURCES HOLDINGS, INC.


     Titan Resources Holdings, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies as follows:

     FIRST:    That the Board of Directors of the Corporation, by a unanimous
     -----
written consent in lieu of special meeting, adopted resolutions approving this amendment to the Certificate of Incorporation of the Corporation.

     SECOND:   That the sole stockholder of the Corporation, by written consent
     ------
in lieu of a special meeting, consented to this amendment.

     THIRD:    That this amendment was duly adopted in accordance with the
     -----
applicable provisions of Section 242 of the DGCL.

     FOURTH:   That ARTICLE FIRST of the Certificate of Incorporation of the
     ------
Corporation is hereby amended to read in its entirety as follows:

          "FIRST: The name of the corporation is Pure Energy Resources, Inc. (the "Corporation")."


                    Signature Page Appears on the Next Page

     IN WITNESS WHEREOF, this Certificate has been signed on behalf of the Corporation by its Vice President on this 14th day of December, 1999.

                                   TITAN RESOURCES HOLDINGS, INC.



                                   By: /s/ Phillip Ballard
                                      -----------------------
                                      Phillip Ballard
                                      Vice President

                        CERTIFICATE OF AMENDMENT TO THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                          PURE ENERGY RESOURCES, INC.
                            a Delaware Corporation

     I, Barry A.L. Hoffman, the duly qualified and acting Vice President of Pure Energy Resources, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

     FIRST: That the Board of Directors of said corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation by the unanimous written consent of its members, filed with the minutes of the Board:


          RESOLVED, that the Certificate of Incorporation of Pure Energy Resources, Inc. filed in the office of the Secretary of State of Delaware on December 15th, 1999, be amended by changing the First Article thereof so that, as amended and corrected, said Article shall be read as follows:

          "RESOLVED, that the name of the corporation is Pure Resources, Inc."

     SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware. Further, that this Amendment to the Certificate of Incorporation shall be effective as of the date it is filed with the Secretary of State of the state of Delaware.

     IN WITNESS WHEREOF, said Pure Energy Resources, Inc., a corporation duly incorporated under the laws of the state of Delaware, has caused this certificate to be signed by Barry A.L. Hoffman, its Vice President, this 3rd day of March, 2000.


                                       PURE RESOURCES, INC.,
                                       a Delaware corporation

                                       By: /s/ BARRY A.L. HOFFMAN
                                          ------------------------------

                                       Its: Vice President